As filed with the Securities and Exchange Commission on May 19, 2009.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMBIMATRIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	47-0899439
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6500 Harbour Heights Parkway, Suite 303 Mukilteo, Washington	98275
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Warrants to purchase common stock	The Nasdaq Stock Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):  333-153434

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.   Description of Registrant’s Securities to be Registered.

A description of the warrants (the “Warrants”) of CombiMatrix Corporation (the “Registrant”) is contained in a prospectus supplement, constituting part of the Registrant’s Registration Statement on Form S-3 (File No. 333-153434) relating to the Warrants, filed with the Commission on April 29, 2009 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus, together with the related base prospectus, the “Prospectus”). The description of the Warrants contained in the Prospectus under the heading “Description of Warrants” is hereby incorporated by reference into this Form 8-A.

Item 2.   Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-139679), filed December 26, 2006, as amended)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-139679), filed December 26, 2006, as amended)
3.3

Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the Post-Effective Amendment to Registration Statement to Form S-1 on Form S-3 (File No. 333-139679), filed June 11, 2008)

10.1	Form of Warrant (incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed April 29, 2009)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COMBIMATRIX CORPORATION

Dated: May 19, 2009	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer